(1) On April 25, 2006, Baker Biotech Fund II, L.P., Baker Biotech Fund II
         (Z), L.P. and Baker Biotech Fund III (Z), L.P. were merged with and into Baker Biotech Fund III, L.P. which changed its name simultaneously therewith to Baker Brothers Life Sciences, L.P. Simultaneously therewith, Baker Biotech Capital II, L.P., Baker Biotech Capital II
         (Z), L.P., and Baker Biotech Capital III (Z), L.P., the general partners of Baker Biotech Fund II, L.P., Baker Biotech Fund II (Z), L.P. and Baker Biotech Fund III (Z), L.P., respectively, were merged with and into Baker Biotech Capital III, L.P., the general partner of Baker Biotech Fund III, L.P., and Baker Biotech Capital III, L.P. changed its name simultaneously therewith to Baker Brothers Life Sciences Capital, L.P. In addition, simultaneously therewith, Baker Biotech Capital II (GP), LLC, Baker Biotech Capital II (Z)(GP), LLC, and Baker Biotech Capital III (Z)(GP), LLC, the general partners of Baker Biotech Capital II, L.P., Baker Biotech Capital II (Z), L.P., and Baker Biotech Capital III (Z), L.P., respectively, were merged with and into Baker Biotech Capital III (GP), LLC, the general partner of Baker Biotech Capital III, L.P. and Baker Biotech Capital III (GP), LLC changed its name simultaneously therewith to Baker Brothers Life Sciences Capital (GP), LLC. Julian C. Baker and Felix J. Baker are the controlling members of Baker Biotech Capital II (GP), LLC, Baker Biotech Capital II (Z)(GP), LLC, Baker Biotech Capital III (Z)(GP), LLC and Baker Brothers Life Sciences Capital (GP), LLC, and may have a pecuniary interest in securities held by them. Such pecuniary interest, if any, was unchanged as a result of the mergers referred to herein. Julian C. Baker disclaims beneficial ownership of the securities reported herein except to the extent of his pecuniary interest, if any, therein.